Exhibit 5.1

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

May 24, 2011

Quality Distribution, LLC

QD Capital Corporation

4041 Park Oaks Boulevard

Suite 200

Tampa, Florida 33610

Re:	Registration of Securities of Quality Distribution, LLC and QD Capital Corporation

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4 (such registration statement, as amended and supplemented following the date hereof, the “Registration Statement”), of Quality Distribution, LLC, a Delaware limited liability company (the “Company”), and QD Capital Corporation, a Delaware corporation (“QD Capital,” together with the Company, the “Issuers”), in connection with (i) the Issuers’ proposed offer to exchange (the “Exchange Offer”) up to $225,000,000 principal amount at maturity of the Issuers’ 9.875% Second-Priority Senior Secured Notes due 2018 that have been registered under the Securities Act of 1933 (the “Exchange Notes”) for a like principal amount of the Issuers’ outstanding 9.875% Second-Priority Senior Secured Notes due 2018 (the “Existing Notes”) and (ii) guarantees of the Exchange Notes (the “Note Guarantees”) by Quality Distribution, Inc., a Florida corporation and the parent of the Company (“QDI”), and each of the other Guarantors (as defined below).

We have acted as counsel to the Issuers, each of the parties listed on Schedule I hereto (the “Delaware Guarantors” and each a “Delaware Guarantor”), Quality Carriers, Inc., an Illinois corporation (the “Illinois Guarantor”), and each of the parties listed on Schedule II hereto (the “Other Guarantors,” and together with the Delaware Guarantors and the Illinois Guarantor, the “Guarantors”), in connection with the above.

We have examined originals or copies of (i) the Registration Statement, (ii) the Indenture dated as of November 3, 2010 (the “Notes Indenture”) among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee (including the Note Guarantees contained therein), under which the Exchange Notes will be issued, (iii) the certificates of incorporation, certificates of formation, operating agreements, bylaws or other organization documents of the Issuers, the Delaware Guarantors and the Illinois Guarantor, and (iv) such other certificates of public officials and of officers and representatives of the Company, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. We have made such inquiries of officers and representatives of the Company as we have deemed relevant in rendering the opinions hereafter expressed.

Based upon the foregoing, and in reliance thereon, and subject in all respects to the assumptions, exceptions, qualifications and limitations herein set forth, we are of the opinion that:

1. When the Exchange Notes have been duly executed, authenticated and delivered by or on behalf of the Issuers in accordance with the Notes Indenture in exchange for the Existing Notes in accordance with the Notes Indenture and the Exchange Offer, such Exchange Notes will be legally valid and binding obligations of each of the Company and QD Capital, enforceable against each of the Company and QD Capital in accordance with their terms.

Quality Distribution, LLC

QD Capital Corporation

May 24, 2011

2. When the Exchange Notes have been duly executed, authenticated and delivered by or on behalf of the Issuers in accordance with the Notes Indenture and the Exchange Offer, the Note Guarantees of the Guarantors will be the legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) any provision permitting, upon acceleration of the Exchange Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, and (j) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (b) that the Notes Indenture and the Exchange Notes have been duly authorized, executed and delivered by the parties thereto other than the Issuers, the Delaware Guarantors and the Illinois Guarantor, and (c) that the Notes Indenture and the Exchange Notes constitute legally valid and binding obligations of the parties thereto other than the Issuers, the Delaware Guarantors and the Illinois Guarantor, enforceable against each of them in accordance with their respective terms. We have also assumed that the Registration Statement will have become effective and the Exchange Notes will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

We have relied solely upon the opinions of (a) Shumaker Loop and Kendrick LLP, insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Florida, (b) Stone Pigman Walther Wittmann L.L.C., insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Louisiana, and (c) Schnader Harrison Segal & Lewis LLP, insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Pennsylvania, in each case, dated the date hereof, a copy of each of which is being filed on the date hereof as an exhibit to the Registration Statement. As to matters of fact, we have relied upon representations of officers of the Company.

Other than as set forth above, the law governed by this opinion is limited to the federal law of the United States of America and the law of the States of New York and Illinois, the Delaware Limited Company Act and the Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Quality Distribution, LLC

QD Capital Corporation

May 24, 2011

This opinion letter is limited to matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. We assume no obligation to revise or supplement our opinions in the event that, after such time as the Registration Statement is declared effective, facts and circumstances come to our attention or changes in the law occur that could affect such opinions.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP

SCHEDULE I

DELAWARE GUARANTORS

American Transinsurance Group, Inc.

QC Energy Resources, Inc.

Power Purchasing, Inc.

Quala Systems, Inc.

SCHEDULE II

OTHER GUARANTORS

Boasso America Corporation, a Louisiana corporation

Chemical Leaman Corporation, a Pennsylvania corporation

Mexico Investments, Inc., a Florida corporation

Quality Distribution, Inc., a Florida corporation

QD Risk Services, Inc., a Florida corporation